EXHIBIT 2.1
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                               AGREEMENT OF MERGER

      This AGREEMENT OF MERGER (this "Agreement"), dated as of the 7th day of February 2003 by and among SC Merger, Ltd., a British Virgin Islands company ("SC"), International Integrated Incorporated, a British Virgin Islands company (the "Company"), Scientio, Inc., a Delaware corporation ("Parent"), the members of the Company identified on the signature pages hereto (each a "Company Majority Stockholder"), and the stockholders of Parent identified on the signature pages hereto (each a "Parent Majority Stockholder").

                                   WITNESSETH:

      WHEREAS the Company and Parent desire to merge SC, a wholly owned subsidiary of Parent, with and into the Company (the "Merger"), pursuant to which all holders of the Company's capital will acquire common stock of Parent in exchange for their Company capital and will upon consummation of the Merger and the transactions contemplated hereby own a majority of the common stock of Parent;

      WHEREAS the Company Majority Shareholders hold a majority of the Company's outstanding shares and desire to have SC merge with and into Company pursuant to the Merger, all as set forth herein;

      WHEREAS SC, the Company,  the Company  Majority  Stockholders,  the Parent
Majority Stockholders and Parent desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

      WHEREAS the boards of directors of the Company, SC and Parent have each determined that it is advisable and in the best interests of their respective members and stockholders to consummate, and have approved, the Merger.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants, terms and conditions set forth herein, and such other and further consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                               MERGER AND CLOSING

      1.1 THE MERGER. At the Effective Time (as defined in Section 1.2), upon the terms and subject to the conditions of this Agreement, SC shall be merged with and into the Company in accordance with the International Business
Companies Act (Cap. 291), as amended (the "IBCA"). The Company shall be the surviving corporation in the Merger (the "Surviving Corporation"). SC and the Company are sometimes referred to herein as the "Constituent Corporations." As a result of the Merger, the outstanding shares of the Constituent Corporations shall be converted or cancelled in the manner provided in this Article I.

      1.2 EFFECTIVE TIME. At the Closing (as defined in Section 1.3), articles of merger (the "Articles of Merger"), attached hereto as Exhibit A, shall be duly executed by the Constituent Corporations and thereafter delivered to the Registrar of Corporate Affairs of the British Virgin Islands (the "Registrar of


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Companies") for filing together with a plan of merger which shall have been duly prepared, executed and approved by the Company Majority Stockholders and Parent as sole member of SC (the "Plan of Merger"), as provided in Section 76 of Part VII of the IBCA, on, or as soon as practicable after, the Closing Date (as defined in Section 1.3). The Merger shall become effective at the time of the filing of the Articles of Merger and the Plan of Merger with the Registrar of Corporate Affairs (the date and time of such filing being referred to herein as the "Effective Time").

      1.3 CLOSING. The closing of the Merger (the "Closing") will take place at the offices of Parent, in New York at 5:00 p.m. Eastern time on February 7, 2003, or at such other place as the parties hereto mutually agree, on a date and at a time to be specified by the parties, which shall in no event be later than 5:00 p.m., local time, on the tenth calendar day following satisfaction of the conditions set forth in Section 4.1(f), provided that the other closing conditions set forth in Article IV have been satisfied or, if permissible, waived in accordance with this Agreement, or on such other date as the parties hereto mutually agree (the "Closing Date"). At the Closing there shall be delivered to the Company, SC and Parent the certificates and other documents and instruments required to be delivered under Section 1.2, Section 1.11 and Article IV.

      1.4 MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE SURVIVING CORPORATION. At the Effective Time, (i) the Memorandum of Association of the Company as in effect immediately prior to the Effective Time shall be the Memorandum of Association of the Surviving Corporation until thereafter amended as provided by law and such Memorandum of Association and (ii) the Articles of Association of the Company as in effect immediately prior to the Effective Time shall be the Articles of Association of the Surviving Corporation until thereafter amended as provided by law, the Memorandum of Association of the Surviving Corporation and such Articles of Association.

      1.5 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of the Company immediately prior to the Effective Time shall be respectively the initial directors and officers of the Surviving Corporation, each to hold office until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Memorandum of Association and Articles of Association.

      1.6 EFFECTS OF THE MERGER. Subject to the foregoing, the effects of the Merger shall be as provided in Section 78 of Part VII of the IBCA.

      1.7 FURTHER ASSURANCES. Each party hereto will execute such further documents and instruments and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, rights, approvals, immunities and franchises of either of the Constituent Corporations or to effect the other purposes of this Agreement, including as provided in
Article IV.

      1.8 CONVERSION OF CAPITAL. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

            (a) Capital Stock of SC. Each issued and outstanding ordinary share, par value $0.01 per share, of SC ("SC Common Stock") shall be converted into and become one fully paid and nonassessable ordinary share, par value $0.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock"). Each certificate representing outstanding shares of SC Common Stock shall at the

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Effective  Time  represent an equal  number of shares of  Surviving  Corporation
Common Stock.

            (b) Company Ordinary Shares; Exchange Ratio. Each issued and outstanding ordinary share, par value $0.01 per share, of the Company ("Company Common Stock") shall be converted into the right to receive 1.24268 (the "Conversion Number") fully paid and nonassessable shares of common stock, par value $.001 per share, of Parent ("Parent Common Stock"). If, prior to the Effective Time, Parent shall pay a dividend in, subdivide, combine into a smaller number of shares or issue by reclassification of its shares, any shares of Parent Common Stock, the Conversion Number shall be multiplied by a fraction, the numerator of which shall be the number of shares of Parent Common Stock outstanding immediately after, and the denominator of which shall be the number of such shares outstanding immediately before, the occurrence of such event, and the resulting product shall from and after the date of such event be the Conversion Number, subject to further adjustment in accordance with this sentence. The Company's members shall not be diluted as a result of any debt, lien, encumbrance, action or liability, or any cost or expense related thereto of Parent, or any breach of any representation or warranty of Parent contained herein.

            (c) Company Preference Shares; Exchange Ratio. Each issued and outstanding Series A Convertible Preference Share of the Company ("Company Preference Stock" and, together with Company Common Stock, "Company Stock") shall, in accordance with the Certificate of Designation for the Company Preference Stock, be converted into the right to receive the Conversion Number of fully paid and nonassessable shares of Parent Common Stock.

            (d) Stock Option Plan. Subject to the terms and conditions of the Company's 1999 Stock Compensation Program (the "Company Option Plan") and the stock option agreements executed pursuant thereto, the Company Option Plan and each option to purchase Company Common Stock granted thereunder that is outstanding at the Effective Time shall be assumed by Parent and continued in accordance with their respective terms and each such option shall become a right to purchase a number of shares of Parent Common Stock equal to the Conversion Number multiplied by the number of shares of Company Common Stock subject to such option immediately prior to the Effective Time, as more fully described in
Section 7.2.

      1.9   EXCHANGE OF CERTIFICATES.

            (a) Exchange Agent. On the Closing Date, Parent shall make available to the Surviving Corporation for deposit with U.S. Stock Transfer Corporation or such other bank or trust company or registered transfer agent designated before the Effective Time by the Company and reasonably acceptable to Parent (the "Exchange Agent"), certificates representing the number of duly authorized whole shares of Parent Common Stock issuable in connection with the Merger, to be held for the benefit of and distributed to such holders in accordance with this
Section 1.9. The Exchange Agent shall agree to hold such shares of Parent Common Stock (such shares of Parent Common Stock being referred to herein as the "Exchange Fund") for delivery as contemplated by this Section and upon such additional terms as may be agreed upon by the Exchange Agent, the Company and Parent before the Effective Time.

            (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately


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prior to the Effective Time represented outstanding shares of Company Stock (the
"Certificates") whose shares are converted pursuant to Sections 1.8(b) and (c) into the right to receive shares of Parent Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article I, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Stock which is not registered in the transfer records of the Company, a certificate representing that number of shares of
Parent  Common  Stock  may  be  issued  to  a  transferee  if  the   Certificate
representing such Company Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.9(b), each Certificate shall be deemed at any time after the Effective Time for all corporate purposes of Parent, except as limited by paragraph (c) below, to represent ownership of the number of shares of Parent Common Stock into which the number of shares of Company Stock shown thereon have been converted as contemplated by this Article I.

            (c) No Further Ownership Rights in Company Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof shall be deemed to have been issued at the Effective Time in full satisfaction of all rights pertaining to the shares of Company Stock represented thereby. From and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 1.9.

            (d) Fractional Shares. In lieu of the issuance of any fractional shares of Parent Common Stock otherwise to be issued upon surrender for exchange of a Certificate in accordance with the other provisions of this Article I, Parent shall issue and the Exchange Agent shall deliver to the surrendering holder of such Certificate a whole share of Parent Common Stock.

            (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the members of the Company for 13 months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any members of the Company who have not theretofore complied with this
Article I shall thereafter look only to the Surviving Corporation for payment of their claim for Parent Common Stock and any dividends or distributions with respect to Parent Common Stock. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Stock for shares of Parent Common Stock (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


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      1.10 RESTRICTIONS ON TRANSFER.  The shares of Parent Common Stock received in the Merger (the "Exchange Shares"), when issued and delivered hereunder, will not be registered under the Securities Act of 1933, as amended (the "Securities Act") and shall constitute "restricted securities" within the meaning of the Securities Act. Each Company member shall be informed of such restricted status and the certificates representing the Exchange Shares will bear a restrictive legend which states in effect that such shares have not been registered under the Securities Act, and consequently may not be resold, assigned, transferred or hypothecated unless registered under the Securities Act or, in the opinion of Parent's counsel, an exemption from the registration requirements of the Securities Act is available for any such transaction.

      1.11  CLOSING DOCUMENTS AND ACTIONS.

            (a) At the Closing Parent shall:

            (1) Deliver to the Company certified copies of resolutions of the stockholders and directors of Parent authorizing the amendment to Parent's Certificate of Incorporation to effect the change in authorized capital of and a name change of Parent as contemplated in Section 6.2;

            (2) Deliver to the Company a resolution of its Board of Directors authorizing the issuance of the Parent Common Stock in the Merger;

            (3) Deliver to the Company certificates of good standing indicating that Parent was and is in good standing and has paid all applicable franchise taxes in Delaware and New York at all relevant times;

            (4) Deliver to the Company certificates of good standing indicating that SC is in good standing and has paid all applicable franchise taxes in the British Virgin Islands;

            (5) Deliver to the Company certified copies of resolutions of Parent as the sole member of SC and of the board of SC approving the transactions contemplated by this Agreement, including the Merger;

            (6) Deliver to the Company an opinion of legal counsel acceptable to the Company in form and substance reasonably satisfactory to the Company;

            (7)  Deliver to the  Company an  Officers'  Certificate  pursuant to
Section 2.21;

            (8) Deliver to the Company resignation letters of all officers and directors of Parent, the resignations to be effective at the Effective Time;

            (9) Deliver to the Company  resolutions of the board of directors of
Parent: (a) amending the bylaws to increase the authorized number of directors and (b) appointing the nominees of the Company as directors of Parent;

            (10) A written undertaking by Arthur J. Seidenfeld to satisfy the Parent liabilities in accordance with Section 2.8 hereof in form and substance acceptable to the Company; and

            (11)  Deliver  to  the  Company  a  letter  from  Parent's   present
independent certified public accountant, resigning from said position and further indicating that the basis of their resignation does not arise from any


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changes  in or  disagreements  with the  management  of  Parent  on any issue of accounting practices or procedures.

            (b) At the  Closing,  the  Company  shall  deliver  to  Parent:

            (1) Certified copies of resolutions of the directors of Company authorizing the transactions contemplated by this Agreement and certified copies of the resolutions of the members authorizing the Merger;

            (2) A list of the nominees of the Company to be appointed as directors of Parent to serve following the Effective Time; and

            (3) A certificate of good standing indicating that the Company is in good standing and has paid all applicable government license fees in the British Virgin Islands.

                                   ARTICLE II
               REPRESENTATIONS  AND  WARRANTIES  OF PARENT AND SC

      Parent and SC, and, with respect to Sections 2.10 and 2.16, each Parent Majority Stockholder, represents and warrants to Company as follows:

      2.1 COMPANY PROFILE; ASSETS AND LIABILITIES. Parent is not currently conducting any business. Other than liabilities set forth in Schedule 2.1, a $2,000 receivable and the transactions proposed herein, Parent has no assets or liabilities of any nature, whether accrued, absolute, contingent, known or otherwise.

      2.2 FINANCIAL STATEMENTS. Parent has delivered audited financial statements dated, and for the fiscal year ended September 30, 2002, together with all notes thereto, prepared in reasonable detail in accordance with generally accepted accounting principles applied on a consistent basis, which financial statements contain balance sheets dated September 30, 2002, and the following statements for the fiscal year then ended: a statement of operations, a statement of stockholders' equity, and a statement of cash flows.

      2.3  ABSENCE  OF  CERTAIN  CHANGES.  Since  the  date of the  most  recent
financial  statements  delivered  hereunder,   except  as  required  under  this
Agreement, neither Parent nor to Parent's knowledge SC has:

            (a) Suffered any material and adverse change in its financial condition, working capital, assets, liabilities, reserves, business, operations or prospects;

            (b) Suffered any loss, damage, destruction or other casualty materially and adversely affecting any of its properties, assets or business (whether or not covered by insurance);

            (c) Borrowed or agreed to borrow any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability, except as related to the costs associated with the proposed transaction herein and to its transfer agent;

            (d) Paid, discharged or satisfied any claims, liabilities or obligations, other than in the normal course of its business;


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            (e)  Permitted  or  allowed  any of its  property  or assets  (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

            (f) Canceled any debts or waived any claims or rights of substantial value, or sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible);

            (g) Granted any increase in the compensation of directors, officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment), or any increase in the compensation payable or to become payable to any director, officer or employee;

            (h) Made any capital expenditure or commitment outside of its normal course of business;

            (i) Declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or, directly or indirectly, redeemed, purchased or otherwise acquired any shares of its capital stock or other securities, other than as required hereunder;

            (j) Made any change in any method of accounting or accounting practice;

            (k) Paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible), to, or entered into an agreement to do any of the foregoing with any of its directors or officers or any affiliate or associate of any of its directors or officers, except for directors' fees and compensation to officers at rates set forth in any Form 10-KSB of Parent filed with the Securities and Exchange Commission (the "SEC"), none of which shall result in any liability or indebtedness which shall survive the Closing;

            (l) Entered into any transaction, contract or commitment other than this Agreement;

            (m) Been subject to any other event or condition of any character that has or might reasonably have a material and adverse effect upon the financial condition, business, assets, properties or prospects of Parent or SC; or

            (n) Agreed, whether in writing or otherwise, to take any action described in the foregoing clauses (a) through (m).

      2.4 AFFIRMATIVE REPRESENTATIONS REGARDING ACTION OF PARENT AND SC BETWEEN DATE OF FINANCIAL STATEMENTS DELIVERED AND CLOSING. Between the date of the most recent financial statements delivered hereunder and the date of this Agreement, neither Parent nor SC has conducted any business other than as specifically contemplated in this Agreement. Neither Parent nor SC will conduct any business through the date of Closing, except as specifically required in this Agreement.

      2.5 EMPLOYMENT AGREEMENTS; BENEFIT PLANS. There is not currently any employment or severance agreement to which either Parent or SC was or is subject, or by which it was or is bound. Further, no such agreements will arise in the future as a result of acts that have occurred previous to, or concurrent

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with, the date hereof. Further,  neither Parent nor SC is subject to, nor has it established, a benefit plan, whether pursuant to the Internal Revenue Code (the "Code") or otherwise, other than disclosed in Parent's filings with the SEC. No shares of capital stock, options to acquire capital stock or other securities or benefits have been issued under, or pursuant to, any such plan or arrangement.

      2.6 PERMITS AND LICENSES. The business of Parent and SC has complied and currently complies in all material respects with all applicable laws and regulations. Further, the business of Parent and SC does not currently require, and has not in the past required, application to procure any license, permit, franchise, order or approval.

      2.7 LITIGATION. There is no litigation or proceeding pending or threatened against or relating to Parent or SC or their respective business or assets. There is no factual basis, whether known or unknown, for any claim or action to be threatened or asserted against Parent, SC or their respective assets.

      2.8 CONTRACTS, AGREEMENTS AND LEASES. Other than its agreement with its legal counsel and transfer agent, neither Parent nor SC is a party to any contracts, agreements, permits, licenses, plans, leases or similar arrangements. All liabilities and obligations of Parent, which are set forth in Schedule 2.1, and which include any fees or expenses owed to Parent's legal counsel, transfer agent or other third parties, will be paid in full at Closing. At the Closing the Company Majority Stockholders will cause checks made to the order of the persons designated by Parent and in the amounts set forth in Schedule 2.1 to be delivered to Arthur J. Seidenfeld. Mr. Seidenfeld will be responsible for delivering such checks and confirming satisfaction of the liabilities and obligations of Parent (subject to payment of good funds pursuant to tender of such checks for payment).

      2.9 STOCKHOLDERS. Parent has provided the Company with a current list of stockholders of Parent as of the date of this Agreement and no additional securities have been issued by Parent, nor is issuance of such additional securities contemplated as of the date of this Agreement, other than as described herein. The stockholder list is accurate and complete as of the Closing Date.

      2.10  VOTING AND NOTICE REQUIREMENTS.

            (a) Parent's board of directors has approved this Agreement and the transactions contemplated hereby. The affirmative vote of the board of Parent is the only vote of the board, the holders of any class or series of Parent capital stock or any creditors of Parent necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger, except that the Parent Majority Stockholder Approval is necessary to approve the amendments to the Certificate of Incorporation as set forth below. No filing with or mailing of any information statement or other document is required in connection with the Parent board approval of this Agreement or its issuance of Parent Common Stock in the Merger.

            (b) Each Parent Majority Stockholder has approved (in each case with respect to all Parent Common Stock held by them) the transactions contemplated hereby, including the amendments to the Certificate of Incorporation of Parent contemplated by this Agreement.


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            (c) The affirmative  vote by the Parent Majority  Stockholders  (the
"Parent Stockholder Approval") is the only vote of holders of any class or series of Parent capital stock necessary to approve and adopt the amendments to the Certificate of Incorporation of Parent contemplated by this Agreement.

      2.11 AUTHORIZATION. Each of Parent and SC has duly taken all corporate action necessary to authorize the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder.

      2.12 STATE TAKEOVER STATUTES. Parent's board of directors has taken and will take all action necessary to ensure that Section 203 of the Delaware General Corporation Law does not apply to this Agreement and the transactions contemplated hereby.

      2.13 ENFORCEABLE OBLIGATIONS. This Agreement is a legal and binding obligation of each of Parent and SC, enforceable in accordance with the terms hereof, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and general equitable principles.

      2.14 NO CONFLICTS OR CONSENTS. The execution and delivery by Parent of this Agreement and the performance of its obligations have not conflicted and will not conflict with or constitute a default under the Certificate of Incorporation or Bylaws of Parent or any provision of law, statute, rule or regulation or any judgment applicable to or binding upon Parent, including the laws of the State of Delaware and federal securities laws, nor will it result in the creation of any lien, charge or encumbrance. The execution and delivery by SC of this Agreement and the performance of its obligations have not conflicted and will not conflict with or constitute a default under the Memorandum or Articles of Association of SC or any provision of law, statute, rule or regulation or any judgment applicable to or binding upon SC, including the laws of the British Virgin Islands, nor will it result in the creation of any lien, charge or encumbrance. Neither the execution of this Agreement nor its consummation in accordance with its terms has conflicted or will conflict with or constitute a default under or breach or violation or grounds for termination of or an event which with the lapse of time or notice and the lapse of time would or could constitute a default under any note, indenture, mortgage, deed of trust or other agreement or instrument to which either Parent or SC is a party or by which either is bound. No consent, approval, authorization or order of any court or governmental authority or third party has been or is required in connection with the execution and delivery by Parent or SC of this Agreement or the consummation by either of them of the transactions contemplated hereby.

      2.15 ORGANIZATION AND GOOD STANDING. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business and enter into and carry out the transactions evidenced herein. As of the date hereof, Parent does not have any subsidiaries or interests in any corporation, partnership, limited partnership or other business entity, other than its interest in SC and its interest in Scientio BVI Inc. SC is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands, with full power and authority to carry on its business and to enter into and carry out the terms of this Agreement. As of the date hereof, SC does not have any subsidiaries or interests in any corporation, partnership, limited partnership or other business entity.

      2.16 CAPITALIZATION. The authorized capital stock of Parent consists of 30,000,000 shares of common stock, $.001 par value, of which 661,900 of such shares are and immediately prior to the Effective Time will be issued and outstanding. All of the issued and outstanding shares of Parent Common Stock were duly authorized and are fully paid and nonassessable. The authorized capital stock of SC consists of 5,000,000 ordinary shares, $.01 par value, of which one of such shares is and immediately prior to the Effective Time will be issued and outstanding and held by Parent. Neither Parent nor SC has nor will either immediately prior to the Effective Time have any other outstanding rights, options, warrants, contracts, commitments or demands of any character which would require the issuance (or transfer out of treasury), by Parent or SC of any shares of its capital stock. All outstanding securities were issued in accordance with applicable federal and state securities laws or exemptions therefrom.

      2.17 FILING OF REPORTS. Parent is presently and has been for a period of not less than 12 consecutive months current in the filing of all reports required under Section 15(d) or 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including all reports on Forms 10-QSB, 10-KSB and 8-K. All forms, filings and reports, including the offering materials, filed by Parent with the SEC and each state securities department were complete and accurate and no statement contained in any document (including financial statements), certificate or other writing furnished or to be furnished by Parent to the Company pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contained or will contain any untrue statement of material facts or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

      2.18 TAX FILINGS. Parent has duly filed all federal, state, local and foreign tax reports and returns required to be filed by it and has duly paid all taxes and other charges due or claimed to be due from it by any federal, state, local or foreign tax authorities. Further, the reserve for taxes, if any, reflected in the balance sheet contained in the most recent financial statements delivered hereunder is adequate and there are no tax liens upon any property or assets of Parent. Further, no state of facts exists or has existed which would constitute grounds for the assessment of any tax liability. All deficiencies and assessments resulting from an examination of state, local, federal and foreign tax returns and reports have been paid. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local, or foreign tax return or report for any period. Parent is not a "consenting corporation" within the meaning of Section 341(f)(1) of the Code.

      2.19 COMPLIANCE WITH LAW. Each of Parent and SC is in compliance with all laws, regulations and orders applicable to its business, including all applicable laws, rules and regulations of the SEC and all applicable state securities departments. Further, neither Parent nor SC has received any notification that either of Parent or SC is in violation of any law, regulation or order and, to the best knowledge of management of Parent and SC, no such violations exist. None of Parent or SC or any employee or agent of Parent or SC has made any payment to any person that violates any statutes or law required to be disclosed under applicable disclosure policies of the SEC.

      2.20 DISCLOSURE. No representation or warranty by Parent or SC in this Agreement and no statement contained in any document (including financial statements), certificate or other writing furnished or to be furnished by Parent or SC to the Company pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contained or will contain any untrue statement of material facts or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. There are no facts known to Parent or SC which, either individually or in the aggregate, could or would materially and adversely affect or involve any substantial possibility of having a material and adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities, business or prospects of Parent or SC.

      2.21 OFFICERS' CERTIFICATES. At Closing, the President and Chief Financial Officer of Parent shall provide a certificate, dated as of the Closing Date and certified by the Secretary of Parent, to the effect that:

            (a) Neither Parent nor, to their knowledge, SC is currently conducting any business other than in connection with this Agreement.

            (b) Parent has delivered audited financial statements dated, and for the fiscal year ended, September 30, 2002, together with all notes thereto, prepared in reasonable detail in accordance with generally accepted accounting principles applied on a consistent basis, which financial statements contain a balance sheet dated September 30, 2002, respectively, and the following statements for the fiscal year then ended: a statement of operations, a statement of stockholders' equity, and a statement of cash flows.

            (c) Each of Parent and, to their knowledge, SC has delivered, or will deliver upon request of Company, all books and records, as well as all required substantiating documentation, to the Company, which are necessary to compile financial statements for periods subsequent to the date of, and the periods covered by, the most recent financial statements delivered hereunder.

            (d) Each of Parent and, to their knowledge, SC has delivered, or otherwise made available, true and correct copies of the Certificate of
Incorporation and Bylaws of Parent and the Memorandum and Articles of Association of SC, respectively, minutes of all meetings of their directors, stockholders and members, true and correct copies of all filings made in respect of Parent's initial public offering and such other and further material as has been requested.

            (e) Since the date of the most recent financial statements delivered hereunder, neither Parent nor, to their knowledge, SC has (unless otherwise described herein):

            (1) Suffered any material and adverse change in its financial condition, working capital, assets, liabilities, reserves, business, operations or prospects;

            (2) Suffered any loss, damage, destruction or other casualty materially and adversely affecting any of its properties, assets, business, operations or prospects (whether or not covered by insurance);

            (3) Borrowed or agreed to borrow any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability;

            (4) Paid, discharged or satisfied any claims, liabilities or obligations, other than in the ordinary course of its business;

            (5) Permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

            (6) Canceled any debts or waived any claims or rights of substantial value, or sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible);

            (7) Granted any increase in the compensation of directors, officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any director, officer or employee;

            (8) Made any capital expenditure or commitment other than in the normal course of its business or as disclosed herein;

            (9) Declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or, directly or indirectly, redeemed, purchased or otherwise acquired any shares of its capital stock or other securities, other than as required hereunder to consummate the transaction proposed herein;

            (10) Made any change in any method of accounting or accounting practice;

            (11) Paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its directors or officers or any affiliate or associate of any of its directors or officers;

            (12) Entered into any transaction, contract or commitment other than as otherwise previously described to the Company in writing;

            (13) Been subject to any other event or condition of any character that has or might reasonably have a material and adverse effect upon the financial condition, business, assets, properties, operations or prospects of Parent; or

            (14) Agreed, whether in writing or otherwise, to take any action described in this the foregoing clauses (1) through (13).

            (f) Between the date of the most recent financial statements delivered hereunder and the date of this Agreement, Parent and, to their knowledge, SC have conducted their business in the same manner as conducted before the date of such financial statements.

            (g) There is not currently any employment or severance agreement to which Parent or, to their knowledge, SC was or is subject, or by which either was or is bound. Further, no such agreements will arise in the future as a result of acts that have occurred previous to, or concurrent with, the date hereof.

            (h) There is no litigation or proceeding pending or, to Parent's or, to their knowledge, SC's knowledge, threatened against or relating to Parent or SC, or their respective business or assets.

            (i) Neither Parent nor, to their knowledge, SC is a party to any contract, agreement, permit, license, plan, lease or similar arrangement that will survive Closing, other than its existing agreement with its transfer agent.

            (j) The execution and delivery by Parent and SC of this Agreement and the performance of its obligations have not conflicted and will not conflict with any provisions of law, statute, rule or regulation or any judgment applicable to or binding upon Parent or, to their knowledge, SC, nor will it result in the creation of any lien, charge or encumbrance. No consent, approval, authorization or order of any court or governmental authority or third party has been or is required in connection with the execution and delivery by Parent or SC of this Agreement or the consummation of the transactions evidenced hereby. Neither the execution nor the consummation of this Agreement in accordance with the terms and conditions set forth herein, has conflicted or will conflict with or constitute a default under or a breach or violation or grounds for termination of or an event which with the lapse of time or notice and the lapse of time could or would constitute a default under the Certificate of Incorporation or Bylaws of Parent or the Memorandum or Articles of Association of SC.

            (k) Parent and, to their knowledge, SC are each in compliance with all laws, regulations and orders applicable to its business or assets. Further, neither Parent nor, to their knowledge, SC has received any notification that Parent or SC is in violation of any laws, regulations or orders and no such violations exist. None of Parent, SC (to their knowledge) or any employee, agent or affiliate of Parent or SC (to their knowledge), has made any payment to any person that violates any statutes or law required to be disclosed under applicable disclosure policies of the SEC.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

      The Company and, with respect to Section 3.2, each Company Majority Shareholder, represents and warrants to Parent as follows:

      3.1 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has all corporate powers required to carry on its business. The Company is qualified to do business and is in good standing as a foreign corporation in all jurisdictions wherein the character of its properties or the nature of its business makes such qualification necessary.

      3.2 VOTING REQUIREMENTS. The affirmative vote of a majority of the board of directors of the Company at a duly noticed and held meeting of such board (the "Company Board Approval") and the affirmative vote in favor of the Merger of a majority of the members of the Company at a duly noticed and held meeting or by written consent are the only vote of the board of the Company or of the holders of any class or series of the Company's capital necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the

Merger. Each Company Majority Shareholder has agreed to vote in favor of or consent to the Merger.

      3.3 AUTHORIZATION. Upon approval of this Agreement by the Company's board of directors and the approval of the Merger by the Company's members following receipt of an appropriate private placement memorandum and proxy statement, the Company shall have duly taken all action necessary to authorize the execution and delivery of this Agreement and to authorize the consummation of the transactions evidenced hereby and the performance of its obligations and the obligations of the Company hereunder.

      3.4 NO CONFLICTS OR CONSENTS. The execution and delivery by the Company of this Agreement and its performance of those obligations set forth herein have not conflicted and will not conflict with the Memorandum or Articles of Association of the Company or any provision of law, statute, rule or regulation or of any agreement or judgment applicable to or binding upon the Company, including the laws of the British Virgin Islands, as applicable, and federal securities laws, nor will it result in the creation of any lien, charge or encumbrance upon any of its assets or properties, or upon those of the Company. Other than the approval of board of directors and members of the Company, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by the Company of this Agreement or the consummation of the transactions evidenced hereby. Neither the execution of this Agreement nor its consummation in accordance with its terms has conflicted or will conflict with or constitute a default under or breach or violation or grounds for termination of or an event which with the lapse of time or notice and the lapse of time would or could constitute a default under any note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it is bound.

      3.5 ENFORCEABLE OBLIGATIONS. Subject to the approval of this Agreement and the Merger by the Company's board of directors and approval of the Merger by the Company's members as contemplated herein, this Agreement is a legal and binding obligation of the Company, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditor's rights and general equitable principles.

      3.6 CAPITALIZATION. The authorized capital stock of the Company consists of 50,000,000 ordinary shares, par value $0.01 per share, of which 11,723,925 are issued and outstanding, 20,000,000 Series A preference shares, par value $0.01 per share, of which 410,601 are issued and outstanding. All of the issued and outstanding ordinary and preference shares of the Company were duly authorized and are fully paid and nonassessable. Except as set forth in Schedule 3.6, the Company has no outstanding rights, options, warrants, contracts, commitments or demands of any character which would require the issuance (or transfer out of treasury), by the Company of any shares of its capital stock. All outstanding securities were issued in accordance with applicable federal and state securities laws or exemptions therefrom.

      3.7 FINANCIAL STATEMENTS. The Company has delivered audited financial statements dated, and for the fiscal year ended, June 30, 2002, and unaudited financial statements dated, and for the three-month period ended September 30, 2002, together with all notes thereto, prepared in reasonable detail in accordance with generally accepted accounting principles applied on a consistent basis.

      3.8 COMPLIANCE WITH LAW. The Company is in compliance with all laws, regulations and orders applicable to its business, including all applicable laws, rules and regulations of the SEC and all applicable state securities departments. Further, the Company has not received any notification that it is in violation of any laws, regulations or orders and, to the best knowledge of management of the Company, no such violations exist. Neither the Company nor any employee or agent of the Company has made any payment to any person that violates any statutes or law required to be disclosed under applicable disclosure policies of the SEC.

      3.9 OTHER INFORMATION AND INSPECTIONS. The Company has made or will make available for inspection and copying all books and records of the Company and has fully and completely furnished or will furnish to Parent such information as has been requested.

      3.10 DISCLOSURE. No representations or warranties by the Company in this Agreement and no statement contained in any document, certificate or other writing furnished or to be furnished by the Company to Parent pursuant to the provisions hereof, or in connection with the transaction contemplated hereby, contained or will contain any untrue statements of material facts or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. There are no facts known to the Company which, either individually or in the aggregate, could or would materially and adversely affect or involve any substantial possibility of having a material and adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities or business of the Company.

                                   ARTICLE IV
                              CONDITIONS TO CLOSING

      4.1 CONDITIONS TO ALL PARTIES' OBLIGATION TO CLOSE. The obligation of all parties to consummate the Merger is subject to the satisfaction on or prior to the consummation of the Merger of the following conditions:

            (a) The transactions contemplated hereby shall not be subject to, or any applicable waiting period shall have terminated under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

            (b) No stop order or similar order relating to the information statement or the transactions contemplated by this Agreement shall have been issued and no proceeding for that purpose shall have been initiated by the SEC or any state securities regulator.

            (c)   Parent's   and   the   Company's   joint   private   placement
memorandum/information statement relating to the Merger shall have been sent or given to all holders of record of capital stock of the Company.

            (d) The Company shall have received from Gerald Kaufman, Esq., counsel to Parent, an opinion, dated as of the Closing Date, in form and substance acceptable to the Company.

            (e) Each of the Parent Stockholder Approval, Parent Board Approval and the Company Board Approval shall have been obtained.

            (f) The holders of a majority of the voting capital of the Company shall have approved the Merger.

            (g)  The  board  members  of  Parent  shall  have   tendered   their
resignations as provided in Section 1.11(8).

            (h) Other than the filings provided for under Section 1.2, all consents, approvals and actions of, filings with and notices to any court, tribunal or administrative, governmental or regulatory body, agency, commission, division, department, public body or other authority, whether federal, state, local or foreign ("Governmental Entity") required of Parent, the Company or SC to consummate the transactions contemplated hereby shall have been obtained or made, all in form and substance reasonably satisfactory to Parent and the Company.

            (i) No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any
Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect (i) preventing the consummation of the Merger, or (ii) which otherwise is reasonably likely to be materially adverse to the business, assets, results of operations, financial condition or prospects of such any of Parent, SC or the Company, except for any events or facts relating to (a) the medical device industry in general, and not relating specifically to the business of Parent, SC or the Company, as the case may be, or (b) the economy of the United States or the world, in general, and not relating specifically to the business of Parent, SC or the Company (any such fact or event with respect to any such party, a "Material Adverse Effect"); provided that each of the parties shall have used its reasonable best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

            (j) The aggregate number of dissenting shares of the Company shall not exceed 2% of the total number of shares of Company Stock outstanding on the Closing Date.

      4.2 CONDITIONS TO THE COMPANY'S OBLIGATION TO CLOSE. The obligation of the Company to consummate the Merger is further subject to the satisfaction on or prior to the Closing Date of the following additional conditions:

            (a) The representations and warranties of Parent, SC and the Parent Majority Stockholders set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent, SC or the Company, and the Company shall have received a certificate of the President and Chief Financial Officer of Parent as to the satisfaction of this condition.

            (b) Both of Parent and SC shall, in all material respects, have performed and complied with all obligations required to be performed or complied with by them under this Agreement at or prior to the Effective Time, and the

Company shall have received an officers certificate of the President and Chief Financial Officer of Parent as to the satisfaction of this condition.

            (c) The Company shall have received from its independent public accountants an opinion that the transactions contemplated hereby will not adversely affect or limit the net operating losses of the Company, including under Section 382 of the Code.

            (d) The Company shall have received all of the documents to be delivered by Parent under Sections 1.2 and 1.11.

            (f) At any time after the date of this Agreement there shall not have occurred and be continuing as of the Closing Date any Material Adverse Effect on Parent or SC.

            (g) None of the holders of the outstanding securities of Parent shall be entitled to dissenters' or appraisal rights under Section 262 of the Delaware General Corporation Law.

            (h) The Company's nominees to the board of directors of Parent shall have been duly appointed to Parent's board of directors pursuant to Parent's
Certificate of  Incorporation  and Bylaws and the Delaware  General  Corporation
Law.

      4.3 CONDITIONS TO PARENT'S OBLIGATION TO CLOSE. The obligation of Parent to consummate the Merger is further subject to the satisfaction on or prior to the Closing Date of the following additional conditions:

            (a) The respective representations and warranties of the Company set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of representations and warranties of the Company, where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or Parent, and Parent shall have received a certificate of the President and Chief Financial Officer of the Company as to the satisfaction of this condition by the Company.

            (b) The Company shall, in all material respects, have performed or complied with all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate of the President and Chief Financial Officer of the Company as to the satisfaction of this condition by the Company.

             (c) At any time after the date of this Agreement there shall not have occurred and be continuing as of the Effective Time any Material Adverse Effect on the Company.

      4.4 FRUSTRATION OF CLOSING CONDITIONS. None of Parent, SC or the Company may rely on the failure of any condition set forth in this Article IV, to be satisfied if such failure was caused by such party's failure to use reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Sections 5.1, 6.1 and 7.5.

                                    ARTICLE V
                            COVENANTS OF THE COMPANY

      The Company covenants and agrees that:

      5.1 TRANSACTIONS. Prior to the Effective Time, the Company will carry on business diligently and substantially in the same manner as heretofore conducted and as contemplated by the Company to be modified in connection with the transactions contemplated hereby (which shall include pursuing strategic acquisitions), and will not enter into any transactions which would singly or in the aggregate be materially adverse to the Company's business, prospects or financial condition, taken as a whole.

      5.2   CONDUCT OF BUSINESS.  Prior to the Effective Time:
            (a) The Company will not (i) permit or do or cause to be done anything which the Company has represented in Article III not to have been done, except as otherwise permitted in this Agreement or consented to by Parent in advance and in writing; (ii) cause or permit to be declared or paid any dividend, stock split, combination (reverse split) or other recapitalization or distribution in respect of the Company's ordinary shares; (iii) to the best ability of the Company, permit or do any act or omission to act the effect of which would be to breach or violate any contract or commitment to which the Company is a party; or (iv) to the best ability of the Company, permit or cause the waiver of the provisions of any statute of limitations applicable to the levy or assessment of any federal, state, municipal or foreign taxes payable by the Company.

            (b) Prior to the Effective Time: to the best of its ability, the Company will: (i) maintain the Company's books, accounts, and records as now being maintained, on a consistent basis; (ii) maintain the Company's properties in good repair; (iii) comply with and not violate any law, rule, regulation, or ordinance whatever applicable to the Company or its business or any license or permit issued to the Company; and (iv) take each and every step necessary to preserve the charter issued by the British Virgin Islands, including timely filing of corporate reports and current payment of all taxes now and hereafter due and owing.

      5.3 BOARD AND MEMBER APPROVAL. Promptly following the execution and delivery of this Agreement, the Company shall take all steps required to submit this Agreement and the transactions contemplated hereby to the Company's board of directors for approval. As soon as practicable following the execution and delivery of this Agreement, the Company shall take all steps required to submit this Agreement and the Merger to the Company's members for approval.

                                   ARTICLE VI
                               COVENANTS OF PARENT

      6.1 EFFECTUATION OF THIS AGREEMENT. Parent covenants and agrees that, prior to the Effective Time: Parent will use its best efforts to cause this Agreement to become effective, and all transactions herein contemplated to be consummated, including the Merger, in accordance with their terms, to obtain all required consents and authorizations of third parties, to make all filings and give all notices to those regulatory authorities or other third parties which may be necessary or reasonably required in order to effect the transactions contemplated in this Agreement, and to comply with all federal and state securities laws and other laws as may be applicable to the contemplated transactions.

      6.2 CAPITALIZATION AND NAME OF PARENT. As soon as practicable after the Effective Time, Parent shall take such action as is necessary or appropriate, including the filing of a Certificate of Amendment with the Delaware Secretary of State, to amend its Certificate of Incorporation as set forth in Exhibit B hereto to amend Parent's corporate name and revise its authorized capital as set forth in such Exhibit B. As so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of Parent until thereafter amended as provided by law.

      6.3 DIRECTORS OF PARENT. Parent shall take such action as is necessary to cause the directors of the Company immediately prior to the Effective Time to be the directors of Parent as soon as practicable following the Effective Time, to serve until their successors shall have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of Parent.

      6.4 STOCKHOLDER APPROVAL. Prior to or promptly following the execution of this Agreement, Parent shall take all steps required to obtain the Parent Stockholder Approval of the amendments to the Certificate of Incorporation of Parent contemplated by this Agreement.

      6.5   CONDUCT.  Parent covenants and agrees that, prior to the Effective
Time:
            (a) Parent will not and will not permit SC to (i) permit or do or cause to be done anything which Parent or SC has represented in Article II not to have been done, except as otherwise permitted in this Agreement, or consented to by the Company in advance and in writing; (ii) make or permit any amendment to the Parent Certificate of Incorporation or Bylaws, except for such amendment or restatements of the Certificate of Incorporation required under this Agreement and except for such amendment or restatements of the Bylaws as the Company shall request, which shall be adopted by Parent, effective on the Effective Time; (iii) cause or permit to be declared or paid any dividend, stock split, combination (reverse split) or other recapitalization or distribution in respect of Parent's capital stock; (iv) to Parent's best ability, permit or cause the waiver of the provisions of any statute of limitations applicable to the levy or assessment of any federal, state, municipal or foreign taxes payable by Parent.

            (b) To the best of its ability, Parent will: (i) maintain its books, accounts and records as now being maintained, on a consistent basis; (ii) comply with and not violate any law, rule, regulation or ordinance whatsoever applicable to Parent; and (iii) take each and every step necessary to preserve the charter issued by the State of Delaware, including timely filing of corporate reports and current payment of all taxes now and hereafter due and owing.

      6.6 ISSUANCE OF ADDITIONAL SECURITIES. Prior to the Effective Time, Parent shall not issue or permit the issuance of any common or preferred stock of Parent or of any warrant, option or other right to subscribe for or acquire common or preferred stock or any other securities whatever of company, nor shall any stock option or stock purchase plan, incentive stock option plan or similar plan be adopted whereby persons could acquire securities of company, or any option or similar right to acquire such securities.

      6.7 ACCESS. Parent agrees that it will allows the Company directors, officers, accountants, attorneys and other representatives full access, during normal business hours throughout the term or applicability of this Agreement, to all information whatever concerning its and SC's affairs as the Company may reasonably request. All information provided shall be furnished strictly subject to the confidentiality provisions of this Agreement.

                                   ARTICLE VII
                              ADDITIONAL COVENANTS

      7.1 PARENT GOVERNANCE AFTER EFFECTIVE TIME. The parties agree that after the Effective Time, Parent shall have a corporate governance structure reflecting that of the Company's management prior to the consummation of transactions contemplated herein. Without the intention to interfere with the rights and powers of Parent's stockholders and Parent's board of directors, each of the parties will recommend to their respective stockholders, members and boards of directors, as applicable, the following:

            (a) Parent's Certificate of Incorporation and Bylaws. The Certificate of Incorporation of Parent following the date hereof shall be amended as reflected in Exhibit B hereto and the Bylaws of Parent following the Effective Time shall be as reflected in Exhibit C hereto, in each case with such changes as shall be in form and substance reasonably acceptable to the Company.

            (b) Parent's Board of Directors. The board of directors of Parent following the Effective Time, shall be composed of the nominees of the Company made immediately prior to the Effective Time, who shall be appointed by Parent's resigning directors prior to or at the Closing.

      7.2   COMPANY STOCK PLAN.

            (a) At the Effective Time, each outstanding option to purchase shares of Company Stock (a "Company Stock Option") under the Company Option Plan, whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, a number of shares of Parent Common Stock equal to the product (rounded down to the nearest whole share) of (i) the number of shares of Company Stock issuable upon exercise of the option immediately prior to the Effective Time and (ii) the Conversion Number; and the option exercise price per share of Parent Common Stock at which such option is exercisable shall be the amount (rounded up to the nearest whole cent) obtained by dividing (iii) the option exercise price per share of Company Stock at which such option is exercisable immediately prior to the Effective Time by (iv) the Conversion Number; provided, however, that, in the case of any Company Stock Option to which Sections 421 of the Code applies by reason of its qualification under any of Sections 422 to 424 of the Code ("qualified stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 425(a) of the Code.

            (b) As soon as practicable after the Effective Time, Parent shall deliver to the participants in the Company Option Plan appropriate notices setting forth such participants' rights pursuant thereto and the grants pursuant to the Company Option Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 7.2 after giving effect to the Merger). Parent shall comply with the terms of the Company Option Plan and ensure, to the extent required by, and subject to the provisions of, the Company Option Plan, that the Company Stock Options which qualified as qualified stock options prior to the Effective Time continue to qualify as qualified stock options after the Effective Time.

            (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery under the Company Option Plan as adjusted in accordance with this Section 7.2. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-8 promulgated by the SEC under the Securities Act (or any successor or other appropriate form) with respect to the Parent Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Parent shall administer the Company Option Plan in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

      7.3   ACCESS TO INFORMATION; CONFIDENTIALITY.

            (a) Each of the Company, Parent, and SC shall afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Parent shall furnish promptly to the other party (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of United States federal or state securities laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request. No review pursuant to this Section 7.3 shall affect any representation or warranty given by the other party hereto.

            (b) Each of the Company, Parent, and SC will hold and will cause each of their respective officers, directors, employees, attorneys, investment bankers and other advisors ("representatives") to hold in strict confidence
(unless compelled to disclose by judicial or administrative process) all non-public information obtained, whether prior to or after the date of this Agreement, from or provided on behalf of the other party, except to the extent that such information can be shown to have been (i) previously known or independently developed by the party receiving such information, (ii) in the public domain through no fault of the receiving party, or (iii) later lawfully acquired by the receiving party from other sources not known by the receiving party to be bound by confidentiality obligations (the "Confidential Information"). Each of the Company and Parent will, and will cause each of their respective representatives to, use the Confidential Information received by it solely in connection with its evaluation of the transactions contemplated by this Agreement and in furtherance of the consummation of such transactions in accordance with the terms of this Agreement. In the event of the termination of this Agreement, each of the Company and Parent will (and Parent will cause SC), and will cause each of their respective representatives to, (x) maintain the confidentiality of the Confidential Information, and (y) return all written Confidential Information promptly upon the written request of the other party.

In  addition,  each of the Company and Parent,  as a result of their  receipt of
Confidential   Information  will,  and  will  cause  each  of  their  respective representatives not to, solicit any employee of the other for employment, provided that each of the Company and Parent may engage in general solicitations of employment not specifically directed to employees of the Company and Parent, as the case may be.

      7.4 TAKEOVER STATUTE. The Company and Parent shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the this Agreement or any of the transactions contemplated by this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or any transaction contemplated by this Agreement, take all action necessary to ensure that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the transactions contemplated by this Agreement.

      7.5 REASONABLE BEST EFFORTS. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from governmental entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed, and
(iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

      7.6   INDEMNIFICATION.

            (a) Parent hereby agrees to indemnify and hold harmless the Company and each of their respective officers, directors, managers and members from and after the date of this Agreement against any loss, liability, claim, damage, or expense (including any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement or any breach by Parent or SC of any covenants set forth in this Agreement. The indemnification provided for in this
Section 7.6(a) shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

            (b) The Company agrees to indemnify Parent and each of its officers, directors, managers and members as of the date of this Agreement against any loss, liability, claim, damage, or expense (including any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article III of this Agreement or because of any breach by the Company of any covenants set forth in this Agreement. The indemnification provided for in this Section 7.6(b) shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

            (c) If any party entitled to indemnification under this Section 7.6 (the "Indemnified Party") shall receive notice or otherwise learn of the assertion by any other person of any claim or of the commencement by any such person or any action (a "Third-Party Claim") with respect to which a party may be obligated to provide indemnification pursuant to this Section 7.6 (the "Indemnifying Party"), such Indemnified Party shall give written notice thereof to the Indemnifying Party within ten (10) business days after becoming aware of such Third-Party Claim (the "Indemnification Notice"); provided, however, that the failure of any Indemnified Party to give notice as provided in this Section
7.6 shall not  relieve  the  Indemnifying  Party of its  obligations  under this
Section 7.6, as the case may be, except to the extent that the Indemnifying Party actually is prejudiced by such failure to give notice. Such notice shall describe the Third-Party Claim in reasonable detail, and shall indicate the amount of the Damages that has been paid or reasonably expects to pay or incur (in accordance with GAAP) by such Indemnified Party. Thereafter, such Indemnified Party shall deliver to the Indemnifying Party within five (5) business days after the Indemnified Party's receipt thereof, copies of all notices and documents received by the Indemnified Party relating to the Third-Party Claim (including court papers).

            (d) If, promptly after receipt by the Indemnifying Party of notice of any Third-Party Claim as provided in Section 7.6(c), the Indemnifying Party shall give written notice to the Indemnified Party stating that it intends to assume the defense thereof, at its own cost, then the defense of such Third-Party Claim, including selection of counsel reasonably satisfactory to the Indemnified Party, shall be by the Indemnifying Party and the Indemnified Party shall make no payment on such Third-Party Claim as long as the Indemnifying Party is conducting a good faith and diligent defense. The Indemnified Party shall make available all information and assistance that the Indemnifying Party may reasonably request and shall cooperate with the Indemnifying Party in such defense. Notwithstanding the foregoing, the Indemnified Party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel. If no such notice to assume the defense against a Third-Party Claim is received by the Indemnified Party from the Indemnifying Party, the Indemnified Party shall, at the expense of the Indemnifying Party, undertake the defense of such Third-Party Claim, with counsel selected by the Indemnified Party, and shall have the right to compromise or settle the same exercising reasonable judgment.

            (e) No Third-Party Claim made against any Indemnified Party shall be settled without the prior written consent of the Indemnifying Party.

            (f)  At  the   election  of  the   Company,   the  payment  for  any
indemnification under this Section 7.6 by Parent may be satisfied through the issuance of additional shares of Parent Common Stock as provided in Section 1.8(b).

      7.7 PUBLICITY AND FILINGS. The parties agree that all press releases, shareholder communications, filings with the SEC or other governmental agency or body and other information and publicity generated by any party hereto regarding the transactions contemplated in this Agreement shall be reviewed and approved by the other parties hereto and their counsel before release or dissemination to the public or filing with any governmental agency or body whatever.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

      8.1 FURTHER ASSURANCES. At any time and from time to time after the date of this Agreement, each and every party hereto shall execute such additional instruments and take such other and further action as may be reasonably requested by any other party to carry out the intent and purpose of this Agreement.

      8.2   WAIVER.

            (a) No failure on the part of any person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

            (b) No person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

      8.3 BROKERS. Each of Parent and the Company represents, as to itself and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement and each of Parent and the Company shall indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other such fee or commission or expenses related thereto asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

      8.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid, first class, registered or certified mail, return receipt requested to the respective addresses set forth on the signature page of this Agreement.

      8.5 ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules hereto, constitutes the entire understanding and agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties and relating to the transactions evidenced hereby or the subject matter hereof.

      8.6 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all the parties hereto.

      8.7 SEVERABILITY. In the event that any provisions of this Agreement, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provisions to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

      8.8   CONSTRUCTION.

            (a) For purposes of this Agreement,  whenever the context  requires:
the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

            (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

            (c) As used in this Agreement, the words "include" and "including" and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by words "without limitation."

            (d) Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement.

      8.9 FEES AND EXPENSES. The fees and expenses of acquiring a ticker symbol and a CUSIP number and similar third-party costs not addressed in this Section
8.9 shall be borne by the Company. All other fees and expenses incurred in connection with the Merger, SEC filings, state securities filings, NASD Regulation, Inc. filings, this Agreement and the other transactions contemplated by this Agreement shall be borne by the party incurring such fees or expenses, whether or not the Merger is consummated. Except as set forth in Schedule 2.1, the Company shall not be liable for any liabilities which accrued prior to the Closing.

      8.10 HEADINGS. The article and section headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      8.11 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

      8.12 COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in two or more separate counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by each of the other parties hereto. Signatures may be exchanged by telecopy, with original signatures to follow. Each of the parties hereto agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signatures of the other parties to this Agreement. The original signature pages shall be forwarded to the Company or its counsel and its counsel will provide all of the parties hereto with a copy of the entire Agreement.

      8.13 THIRD-PARTY BENEFICIARIES. This Agreement is solely between the named parties hereto and except as specifically provided no director, officer, stockholder, member, employee, agent, independent contractor, or any other person shall be deemed to be a third-party beneficiary of this Agreement.

      8.14  SURVIVAL  OF   REPRESENTATIONS,   WARRANTIES  AND   COVENANTS.   The
representations, warranties, covenants and agreements contained herein shall survive the date and execution of this Agreement.

      8.15 LEGAL COUNSEL. The parties hereby acknowledge that they have each consulted independent legal counsel in respect of all matters leading to, and including, the transactions evidenced hereby.

                            [Signature pages follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers on the date and year first above written.

                                    PARENT:

                                    SCIENTIO, INC.,
                                    a Delaware corporation

                                          /s/ Arthur J. Seidenfeld
                                    By: _________________________________
                                          Arthur J. Seidenfeld
                                          President

                                    SC:

                                    SC MERGER, LTD.,
                                    a British Virgin Islands company

                                    By:  SCIENTIO, INC.,
                                         a Delaware corporation
                                         and its sole member
                                         /s/  Arthur J. Seidenfeld
                                    By: ___________________________
                                          Arthur J. Seidenfeld
                                          President

                                    COMPANY:

                                    INTERNATIONAL INTEGRATED
                                    INCORPORATED, a British Virgin Islands
                                    company

                                          /s/ Donald K. McGhan
                                    By:  _____________________________
                                          Donald K. McGhan
                                          Chairman

                                    PARENT MAJORITY
                                    STOCKHOLDERS:

                                    /s/ Arthur J. Seidenfeld

                                    ----------------------------------
                                    Arthur J. Seidenfeld, an individual

                                    MODERN TECHNOLOGY CORP.,
                                    a Nevada corporation

                                          /s/ Arthur J. Seidenfeld
                                    By:  ______________________________
                                          Name:  Arthur Seidenfeld
                                          Title: President


                                    /s/ Anne Seidenfeld
                                    ----------------------------------
                                    Anne Seidenfeld, an individual


                                    COMPANY MAJORITY STOCKHOLDERS:


                                    GLOBAL INVESTMENT GROUP, LLC

                                          /s/ Donald K. McGhan
                                    By:  ______________________________
                                          Name:  Donald K. McGhan
                                          Title: Director

                                    III EQUITY PERFORMANCE I, LP

                                          /s/ Donald K. McGhan
                                    By:  ______________________________
                                          Name:  Donald K. McGhan
                                          Title: General Partner

                                    III EQUITY PERFORMANCE II, LP

                                          /s/ Donald K. McGhan
                                    By:  ______________________________
                                          Name:  Donald K. McGhan
                                          Title: General Partner

                                    2000 III EQUITY PERFORMANCE III, LP

                                          /s/ Donald K. McGhan
                                    By:  _____________________________
                                          Name:  Donald K. McGhan
                                          Title: General Partner

                                    INTERNATIONAL ALLIANCE LLC

                                          /s/ Donald K. McGhan
                                    By:  ______________________________
                                          Name:  Donald K. McGhan
                                          Title: Director

                                    KINGDOM INVESTMENT LLC

                                          /s/ Donald K. McGhan
                                    By:  ______________________________
                                          Name:  Donald K. McGhan
                                          Title: Director

                                    SANTA FE VENTURES LLC

                                          /s/ Donald K. McGhan
                                    By:  ______________________________
                                          Name:  Donald K. McGhan
                                          Title: Director

                                    BLACKSTONE LIMITED LLC

                                          /s/ Donald K. McGhan
                                    By:  ______________________________
                                          Name:  Donald K. McGhan
                                          Title: Director

                                    GATEWAY CAPITAL LLC

                                          /s/ Donald K. McGhan
                                    By:  ______________________________
                                          Name:  Donald K. McGhan
                                          Title: Director

                                    MEDICAL VENTURES GROUP LLC

                                          /s/ Donald K. McGhan
                                    By:  ______________________________
                                          Name:  Donald K. McGhan
                                          Title: Director


                                    /s/ Donald K. McGhan
                                    --------------------------------
                                    Donald K. McGhan, an individual

                                  SCHEDULE 2.1

                                   LIABILITIES

          Payee                               Amount
          -----                               ------

          Andrew Edmonds                     $18,985.25
          Greenberg & Company                 13,250.00
          Gerald Kaufman, Esq.                 7,000.00
          Modern Technology                      715.00
          Standard & Poors                     3,275.00
          Jersey Transfer & Trust Company      2,100.00
                                             ------------

                                      Total: $45,325.25

                                  SCHEDULE 3.6

         OUTSTANDING OPTIONS, WARRANTS, ETC. as of February 7, 2003


Employment Agreement Stock Options:
-----------------------------------


      Options Issued:     Option Price Per Share:

           2,725,000                 $0.10
              60,000                 $1.25
             570,000                 $2.00
             800,000                 $2.50

Total Options Issued:            4,155,000
   Options Exercised:              360,000
 Options Outstanding:            3,795,000



Consulting Warrants:
--------------------

      Warrants Issued:   Exercise Price Per Share:

               50,000                $0.10
               50,000                $2.00

Total Warrants Issued:             100,000
   Warrants Exercised:                   0
 Warrants Outstanding:             100,000


1999 Stock Compensation Program:
--------------------------------


     Options Issued:     Option Price Per Share:
                  0

     Options Issued:                     0
  Options Exercised:                     0
Options Outstanding:                     0

                                    EXHIBIT A

                               Articles of Merger

                                    EXHIBIT B

                Amended Certificate of Incorporation of Parent

                                    EXHIBIT C

                            Amended Bylaws of Parent